Exhibit 99.1

FOR IMMEDIATE RELEASE:  NEWS

November 12, 2004	AMEX-HCO, HCO_WS

HYPERSPACE® COMMUNICATIONS REPORTS THIRD QUARTER RESULTS

In Other Events, IPO Raises $10 Million to Fund Product Rollouts
and Launch Aggressive Sales and Marketing Initiatives;
Company Signs OEM Agreement, Enhances HyperTunnel™ and Files Patent Application

DENVER, Colorado, November 12, 2004 – HyperSpace® Communications, Inc. (AMEX: HCO, HCO.WS or HCO_WS), a software provider of application acceleration products, today reported financial results for its third quarter and nine-month period ended September 30, 2004.

The Company reported a net loss attributable to common shareholders of $1.0 million, or $0.69 per basic and diluted share, on revenue of $119,200 for the quarter versus a net loss attributable to common shareholders of $132,100, or $0.10 per basic and diluted share, in the same quarter a year ago.

For the nine-month period ended September 30, 2004 the Company reported a net loss attributable to common shareholders of $2.2 million, or a loss of $1.52 per basic and diluted share, on revenue of $325,600 as compared with a net loss attributable to common shareholders of $1.0 million, or a loss of $0.74 per basic and diluted share, on revenue of $740,700 in the same period last year.

Mark Endry, president and CEO, said the results were generally in line with management’s expectations as the Company is only now beginning to transition from its opportunistic marketing strategy to a more focused approach with adequate capital to ramp up.

“During the course of the past year we have been running the Company with limited resources while at the same time focusing heavily on raising additional capital during a lengthy IPO process,” said Endry.  “Despite limited financial resources and management’s focus on the IPO, we have begun to penetrate the international enterprise market, continuing to develop our products and win new customers throughout the world.  With the October 6, 2004 closing of our IPO, which raised approximately $10 million in gross proceeds, we are now positioned to invest in the resources necessary to expand and formally launch the marketing of our acceleration software solutions.  With the financing activities behind us, we are now focusing our full time and attention on achieving top line growth and steady progress toward profitability.

“Looking ahead, we will build on our technology, an impressive core product portfolio, and a strong list of blue chip customers distributed throughout the Americas, Europe and Asia,” Endry added.  “We intend to deliver shareholder value through a combination of organic growth and strategic acquisitions of products and businesses.  On the organic side, we are leading with our core products — HyperWeb™ and HyperTunnel™ — which speed up the delivery of information over computer networks, including Internet, wireless, broadband, private and dial-up networks.  On the acquisition front, we believe the optimization and acceleration market may be ready for consolidation.  Accordingly, we have begun evaluating and developing an acquisition strategy designed to expand our product functionality, add to our global customer base and provide additional distribution capabilities.”

Endry said the post-IPO sales and marketing investments would involve the following areas:

•                  Sales initiatives.  The Company is working to develop new sales channels, alliances and partnerships.  Its October 25, 2004 announcement of an OEM agreement with Xaffire Inc.®, a leader in Web application management solutions, is indicative of the quality opportunities to partner with industry leaders who understand and value HyperSpace’s technology.  In addition, the Company is increasing its internal sales force and assigning direct sales staff to all named accounts.

•                  Marketing initiatives.  The Company has engaged BA&T as strategic marketing and public relations counsel, a company with a 42-year track record of helping leading technology companies increase their market presence.  In addition, the Company has hired Vendere Partners, a lead generation organization and is working with Integro to rebuild the HyperSpace web site to increase user-friendliness and functionality.  Since inception, the web site has been a key component in advertising, demonstrating and delivering the Company’s products to customers around the world.  Finally, management is engaging with technical industry analysts whose reports are widely read by current and prospective customers for the Company’s products.  Industry analyst coverage is important not only in generating sales activity but in communicating the Company’s acquisition strategy.

In other subsequent events since September 30, 2004, the Company announced on October 7 a major enhancement of its HyperTunnel™ solution — the addition of Deterministic Networks’ specialized driver to further improve HyperTunnel’s™ performance and reliability.  Also in October, HyperSpace announced the publishing of patent applications covering technology used in HyperTunnel™.  These applications potentially provide important competitive protection.

About HyperSpace Communications

HyperSpace® is a Colorado-based software company specializing in data and application acceleration.  HyperSpace develops, manufactures and markets, worldwide, two software product lines: HyperWeb™ and HyperTunnel™.  HyperSpace products accelerate, optimize and secure web-based and client/server applications and communications over narrowband and broadband wide area networks and service provider networks, both wired and wireless.  Virtually any company can benefit from HyperSpace software to reduce telecommunication costs, eliminate network servers and improve application performance resulting in productivity gains.  The Company’s products are used by customers across industries and around the world including ABN AMRO, Deutsche Bank, British Petroleum, PeopleSoft, Farmers Insurance, UBS PaineWebber, Dex Media, Hunter Douglas, Nokia, Telecom Italia, Amway, BP, Dish Network, Alltel, TNT, and EDS among others.

Cautionary Statement

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of HyperSpace Communications to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.  Other factors, which could materially affect such forward-looking statements, can be found in HyperSpace Communications’ filings with the Securities and Exchange Commission, including risk factors.  Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and HyperSpace Communications undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Company Contacts:

John Yeros, Chairman, 303.566.6510

Barbara Coy, Investor Relations, 303.566.6532

investor@ehyperspace.com
www.ehyperspace.com

Unaudited Statement of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues
License and fees	$64,478	$198,104	$157,962	$606,109
Service and other	54,743	52,235	167,643	134,547
Total revenues	119,221	250,338	325,605	740,656
Cost of revenue
Amortization of capitalized software	30,488	53,520	91,465	160,559
Customer support	52,134	39,113	120,278	103,945
Research and development	227,441	12,793	451,138	117,326
Total cost of revenues	310,063	105,426	662,881	381,830
Operating expenses
Sales and marketing	218,115	65,227	507,580	474,540
General and administrative	335,606	158,126	910,919	655,755
Total operating expenses	553,721	223,353	1,418,499	1,130,295
Loss from operations	(744,563)	(78,441)	(1,755,775)	(771,469)
Other (income)/expense
Interest expense, net	266,015	54,781	803,658	197,309
Other income	(1,137)	(1,075)	6,417	(14,142)
Gain on settlement	—	—	(440,999)	—
Total other (income)/expense	264,878	53,706	369,076	183,167
Net loss	$(1,009,441)	$(132,148)	$(2,124,851)	$(954,636)
Preferred dividends	$24,449	$—	$72,489	$—
Net loss attributable to common shareholders	$(1,033,890)	$(132,148)	$(2,197,340)	$(954,636)
Basic and diluted weighted average common shares outstanding	1,488,421	1,299,970	1,444,612	1,297,181
Basic and diluted loss per common share	$(0.69)	$(0.10)	$(1.52)	$(0.74)

Balance Sheet

	September 30, 2004	December 31, 2003
	(Unaudited)
Assets
Current Assets
Cash	$109,375	$27,429
Accounts receivable, net of allowance for doubtful accounts of $3,391 in 2004, $0 in 2005	108,905	291,913
Other current assets	17,114	13,361
Total current assets	235,394	332,703
Non-current assets
Property and equipment, net	126,075	127,806
Capitalized software, net of accumulated amortization of $356,381 and 471,157	329,070	420,536
Intangible asset, at cost	31,530	31,530
Deferred offering costs	1,489,347	—
Total non-current assets	1,976,022	579,872
Total assets	$2,211,416	$912,575

Liabilities and Shareholders’ Deficit
Current liabilities
Accounts payable	$1,452,814	$220,993
Accrued compensation	116,286	103,611
Deferred revenue	133,186	152,089
Current portion of notes payable and debt	1,295,470	1,255,842
Total current liabilities	2,997,756	1,732,535
Long-term liabilities
Long-term portion of notes payable and debt	425,000	—
Total long-term liabilities	425,000	—
Total liabilities	3,422,756	1,732,535
Commitments and contingencies
Shareholders’ deficit
Series A Convertible Preferred Stock	—	926,250
Common stock	4,912,767	2,180,555
Accumulated deficit	(6,124,107)	(3,926,765)
Total stockholders’ deficit	(1,211,340)	(819,960)
Total liabilities and equity	$2,211,416	$912,575